FOR IMMEDIATE RELEASE

FREMONT, Calif. -- (PRNewswire) – November 5, 2026 — Lam Research Corporation (Nasdaq: LRCX) today announced that its Board of Directors approved a $25 billion share repurchase authorization and a quarterly dividend of $0.33 per share of common stock.

“The share repurchase authorization announced today reinforces our capital allocation plan and commitment to return significant value to stockholders through dividends and share repurchases,” said Doug Bettinger, Lam’s Executive Vice President and Chief Financial Officer. “Our strong positioning at key technology inflections and robust cash generation give us confidence in our ability to deliver on our capital return objectives over time.”

The company is authorized to repurchase up to $25 billion of common stock; this authorization supplements the remaining balances from the prior authorization. Repurchases may be made through both open market and private transactions and may include the use of derivative contracts and structured share repurchase agreements. This repurchase program does not have a termination date, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock.

The dividend payment will be made on January 6, 2027, to holders of record on December 2, 2026. Future dividend payments are subject to review and approval by the Board of Directors.

About Lam Research:

Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com.

Caution Regarding Forward-Looking Statements:

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning: our capital allocation plan and commitment to return significant value to stockholders through dividends and share repurchases; our ability to deliver on our capital return objectives over time; our repurchase program and any future repurchases thereunder; our plans to make dividend payments; and any future dividend payments. These statements are not a guarantee of future performance and involve a number of risks, uncertainties, and other factors that could cause our actual results or outcomes, or the timing of our results or outcomes, to differ materially from those expressed or implied in this press release. Such risks, uncertainties, and other factors include: business, economic, political, and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy, including wafer fabrication equipment spending or demand related to AI, may deteriorate or change; the actions, performance, or investment levels of our customers and competitors may be inconsistent with our expectations; customer and product mix, including across market segments and geographical regions, may change; we may be unable to realize the value of our products and technology, successfully commercialize new products and technologies, implement pricing initiatives, or execute on perceived opportunities; we may be unable to achieve anticipated operational, manufacturing, supply chain, procurement, and scale efficiencies; customer technology transitions, capacity expansions, and fab construction projects may have different timing or be less successful than we expect; we may be unable to manage operating expenses effectively while continuing to invest in research and development, product innovation, customer support, and future growth opportunities; trade regulations, export controls (including entity listings, end use/user controls, technology controls, and foreign direct product rules), tariffs, trade disputes, and other geopolitical developments may inhibit our ability to sell our products or services; supply chain cost increases, tariffs, and other inflationary pressures may continue to impact our profitability; supply chain disruptions or manufacturing capacity constraints may limit our ability to manufacture and sell our products; natural and human-caused disasters, disease outbreaks, war, terrorism, political or governmental unrest or instability, or other events beyond our control may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the “Risk Factors” described in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. You should evaluate all forward-looking statements made in this press release in the context of these risks, uncertainties, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on our current beliefs, expectations, and assumptions about future events. Except as required by law, we undertake no obligation to update the information or statements made in this press release.

Company Contacts:
Ram Ganesh
Investor Relations
(510) 572-1615
Email: investor.relations@lamresearch.com
Source: Lam Research Corporation###